Exhibit 99.1

Orient Paper, Inc. Announces Effectiveness of Corporate Name and Ticker Changes

BAODING, China, Aug 1, 2018 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) (the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today announced that its corporate name change from “Orient Paper, Inc.” to “IT Tech Packaging, Inc.” became effective on August 1, 2018. In connection with the name change, the Company’s common stock will begin trading under a new ticker symbol “ITP” and a new CUSIP number, 46527C100, at the opening of trading on August 1, 2018.

About IT Tech Packaging, Inc.

Founded in 1996, IT Tech Packaging, Inc., previously known as Orient Paper, Inc.,(“ITP”) is a leading manufacturer and distributor of diversified paper products in North China. Using recycled paper as its primary raw material (with the exception of its digital photo paper and tissue paper products), ITP produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and tissue paper products. With production based in Baoding and Xingtai in North China's Hebei Province, ITP is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country. ITP has been listed on the NYSE MKT since December 2009.

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

Investor Relations:

Tony Tian, CFA
Weitian Group LLC
Email: ttian@weitianco.com

Phone: +1-732-910-9692